Exhibit 5.1

August 6, 2024

Repare Therapeutics Inc.

7171 Frederick-Banting Street, Building 2, Suite 270

Saint-Laurent, Québec

H4S 1Z9

Dear Sirs/Mesdames:

Re: Repare Therapeutics Inc. - Registration Statement on Form S-3

We have acted as Canadian counsel to Repare Therapeutics Inc. (the “Company”), a corporation governed by the Business Corporations Act (Québec), in connection with the filing of a Registration Statement on Form S-3 (the “Registration Statement”) by the Company under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement includes a prospectus (the “Base Prospectus”) that provides it will be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”). The Registration Statement, including the Base Prospectus (as supplemented from time to time by one or more Prospectus Supplements), will provide for the registration by the Company of:

•	common shares, no par value per share, of the Company (the “Common Shares”);

•	preferred shares, no par value per share, of the Company (the “Preferred Shares”);

•

debt securities, in one or more series (the “Debt Securities”), which may be issued pursuant to an indenture to be dated on or about the date of the first issuance of Debt Securities thereunder, by and between a trustee to be selected by the Company (the “Trustee”) and the Company, in the form filed as Exhibit 4.5 to the Registration Statement and one or more indentures supplemental thereto with respect to any particular series of Debt Securities (the “Indenture”); and

•

warrants to purchase Common Shares, Preferred Shares, or Debt Securities (the “Warrants”), which may be issued under one or more warrant agreements, to be dated on or about the date of the first issuance of the applicable Warrants thereunder, by and between a warrant agent to be selected by the Company (the “Warrant Agent”) and the Company, in the forms filed as Exhibits 4.7, 4.8 and 4.9 to the Registration Statement, respectively (each, a “Warrant Agreement”).

The Common Shares, the Preferred Shares, the Debt Securities and the Warrants are collectively referred to herein as the “Securities.” The Securities are being registered for offer and sale from time to time pursuant to Rule 415 under the Securities Act.

We have examined the Registration Statement and all such corporate and public records, statutes and regulations and have made such investigations and have reviewed such other documents as we have deemed relevant and necessary and have considered such questions of law as we have considered relevant and necessary in order to give the opinion hereinafter set forth. As to various questions of fact material to such opinions which were not independently established, we have relied upon a certificate of an officer of the Company and have not independently verified such matters.

In rendering this opinion, we have assumed the genuineness of all signatures; the legal capacity of all individuals; the veracity of the information contained in the foregoing documents; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; that the Company has duly authorized, executed and delivered the Warrants, the Warrant Agreements, the Debt Securities and the Indenture in accordance with its organizational documents and the laws of Canada; that any Common Shares or Preferred Shares issued upon conversion of the Debt Securities or exercise of the Warrants will be duly authorized; and that the execution, delivery and performance by the Company of its obligations under the Warrants, the Warrant Agreements, the Debt Securities

and the Indenture do not and will not violate the laws of Canada or any other applicable laws. We have also assumed that any Debt Securities or Warrants offered under the Registration Statement, and the related Indenture or Warrant Agreement, as applicable, will be executed in the forms filed as exhibits to the Registration Statement or incorporated by reference therein. We have also assumed that with respect to any Securities being issued upon conversion of any convertible Debt Securities or upon exercise of any Warrants, the applicable convertible Debt Securities or Warrants will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors’ rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

We are qualified to practice law in the Province of Québec and this opinion is rendered solely with respect to the Province of Québec and the federal laws of Canada applicable in the Province of Québec. This opinion is expressed with respect to the laws in effect on the date of this opinion and we do not accept any responsibility to take into account or inform the addressee, or any other person authorized to rely on this opinion, of any changes in law, facts or other developments subsequent to this date that do or may affect the opinion we express.

Based upon and subject to the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that, provided that (i) the Registration Statement and any required post-effective amendment thereto have become effective under the Securities Act and the Base Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the Indenture has been duly authorized by the Company and the Trustee by all necessary corporate action; (iii) the Warrant Agreement has been duly authorized by the Company and the Warrant Agent by all necessary corporate action; (iv) the Indenture, in substantially the form filed as an exhibit to the Registration Statement, has been duly executed and delivered by the Company and the Trustee and has been qualified under the Trust Indenture Act of 1939, as amended; (v) any Warrant Agreement has been duly executed and delivered by the Company and the Warrant Agent; (vi) the issuance and terms of the Common Shares and Preferred Shares, as applicable, have been duly authorized by the Company by all necessary corporate action; (vii) the issuance and terms of the Debt Securities have been duly authorized by the Company by all necessary corporate action; (viii) the issuance and terms of the Warrants have been duly authorized by the Company by all necessary corporate action; (ix) the terms of the Common Shares and Preferred Shares, as applicable, and of their issuance and sale have been duly established in conformity with the Articles of Continuance and Bylaws and as described in the Registration Statement, the Base Prospectus and the related Prospectus Supplement(s), so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (x) the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Company’s then operative articles of continuance (the “Articles of Continuance”) and bylaws (the “Bylaws”), and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (xi) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the Warrant Agreement and as described in the Registration Statement, the Base Prospectus and the related Prospectus Supplement(s), so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Articles of Continuance and Bylaws, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (xii) the certificates, if any, for the Common Shares and Preferred Shares, as applicable, have been duly executed and delivered by the Company and authenticated by the Company’s transfer agent, as applicable, and delivered against payment therefor; (xiii) the notes representing the Debt Securities have been duly executed and delivered by the Company and authenticated by the Trustee pursuant to the Indenture and delivered against payment therefor; and (xiv) the Warrants have been duly executed and delivered by the Company and authenticated by the Warrant Agent pursuant to the Warrant Agreement and delivered against payment therefor, then, when the Common Shares and Preferred Shares shall have been issued, sold and paid for in full in the manner referred to in the Registration Statement, the Base Prospectus or any Prospectus Supplement relating thereto and a duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon conversion or exercise, as applicable, of any Debt Securities or Warrants in accordance with the terms of such Indenture or Warrant Agreement, including, if applicable, receipt by the Company in full of the exercise price, the Common Shares and Preferred Shares will be duly authorized, validly issued, fully paid and non-assessable.

Where this opinion refers to any of the Common Shares and Preferred Shares as being issued as being “fully paid and non-assessable”, such opinion assumes that all required consideration (in whatever form) has been paid or provided.

We hereby consent to the reference to us under the heading “Legal Matters” in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. This opinion may not be quoted from or referred to in any documents other than the Registration Statement as provided for herein without our prior written consent.

Yours very truly,

/s/ Stikeman Elliott LLP

Stikeman Elliott LLP